Exhibit 10.1

NINTH AMENDMENT TO AGREEMENT OF LEASE

Investment Property Group, LLC / Medallion Bank

THIS AMENDMENT (this “Amendment”) is entered into as of the 19th day of August, 2019, between INVESTMENT PROPERTY GROUP, LLC, a Utah limited liability company (“Landlord”), as successor-in-interest to B-line Holdings, L.C., and MEDALLION BANK, a Utah industrial bank (“Tenant”). (Landlord and Tenant are referred to in this Amendment collectively as the “Parties” and individually as a “Party.”)

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

1.    Definition—Lease. As used in this Amendment, “Lease” means the Agreement of Lease, dated July 3, 2002, as previously amended by (i) the Amendment of Lease Agreement, dated October 29, 2004, (ii) the Second Amendment of Lease Agreement, dated January 9, 2007, (iii) the Third Amendment of Lease Agreement, dated October 31, 2007, (iv) a second Third Amendment of Lease Agreement, dated November 15, 2011, (v) the Fourth Amendment of Lease Agreement, dated November 21, 2011, (vi) the Fifth Amendment of Lease Agreement, dated November 26, 2012, (vii) the Sixth Amendment to Agreement of Lease, dated January 26, 2017, (viii) the Seventh Amendment to Agreement of Lease, dated May 10, 2017, and (ix) the Eighth Amendment to Agreement of Lease, dated March 28, 2018 (as amended by the Letter from Mountain High Real Estate Advisors, Inc. to Medallion Bank, dated July 23, 2018, regarding the 8th Amendment Lease Commencement), all entered into between Landlord or its predecessor-in-interest, B-Line Holdings, L.C., a Utah limited liability company, as landlord, and Tenant, as tenant, and, where applicable, as amended by this Amendment. Any term used in this Amendment that is capitalized but not defined shall have the same meaning as set forth in the Lease.

2.    Purpose. The Parties desire to expand the Premises currently covered by the Lease, and to make certain other amendments to the Lease, in accordance with the terms and conditions set forth in this Amendment.

3.    Expansion. As of December 1, 2019 (the “Expansion Date”), Suite 300 on the third floor of the Building, consisting of approximately 5,895 usable square feet and approximately 6,781 rentable square feet (the “Additional Space”), shall be added to the Premises.

Ninth Amendment to Agreement of Lease

Investment Property Group, LLC / Medallion Bank

4.    Defined Terms. Effective as of, and for the period on and after, the Expansion Date, the following definitions in Section 1 of the Lease are revised to read as follows:

Base Rent means the following amounts per calendar month for the periods indicated, based on 19,456 rentable square feet:

Periods	Base Rent	Annual Cost Per Rentable Square Foot
December 1, 2019 through November 30, 2020, inclusive	$41,279.15 per month	$25.46

December 1, 2020 through November 30, 2021, inclusive	$42,527.57 per month	$26.23

December 1, 2021 through November 30, 2022, inclusive	$43,792.21 per month	$27.01

December 1, 2022 through November 30, 2023, inclusive	$45,105.49 per month	$27.82

December 1, 2023 through November 30, 2024, inclusive	$46,467.41 per month	$28.66

December 1, 2024 through November 30, 2025, inclusive	$47,861.76 per month	$29.52

December 1, 2025 through November 30, 2026, inclusive	$49,288.53 per month	$30.40

December 1, 2026 through November 30, 2027, inclusive	$50,763.95 per month	$31.31

Base Year means calendar year 2019 (see subsection 3.2.2).

Parking for purposes of Section 4.3 of this Lease means the right to use a number of non-reserved automobile parking stalls in the Building’s parking lot equal to 4.5 parking stalls per 1,000 rentable square feet of the Premises (or eighty-eight (88) parking stalls with 19,456 rentable square feet of the Premises).

Premises means (i) Suite 300 on the third floor, consisting of approximately 6,781 rentable square feet (and approximately 5,895 usable square feet), (ii) Suite 310 on the third floor, consisting of approximately 918 rentable square feet, (iii) Suite 320 on the third floor, consisting of approximately 2,385 rentable square feet, and (iv) Suite 510 on the fifth floor, consisting of approximately 9,372 rentable square feet (and approximately 8,125 usable square feet), comprising in the aggregate a total of approximately 19,456 rentable square feet (and 16,891 usable square feet).

Termination Date means November 30, 2027, as such date may be extended or sooner terminated in accordance with this Lease.

5.    Improvement of Additional Space. Landlord agrees to improve the Additional Space in accordance with the attached Exhibit A. In addition, Landlord shall swap out ceiling tiles throughout the Premises to match the new ceiling tiles and complete the Suite 510 break room countertop.

6.    Description of Premises. Effective as of the Expansion Date, the Premises shall be described as set forth on the attached Exhibit B.

Ninth Amendment to Agreement of Lease

Investment Property Group, LLC / Medallion Bank

7.    Enforceability. Each Party represents and warrants that:

(a)    such Party was duly formed and is validly existing and in good standing under the laws of the state of its formation;

(b)    such Party has the requisite power and authority under all applicable laws and its governing documents to execute, deliver and perform its obligations under this Amendment;

(c)    the individual executing this Amendment on behalf of such Party has full power and authority under such Party’s governing documents to execute and deliver this Amendment in the name of, and on behalf of, such Party and to cause such Party to perform its obligations under this Amendment;

(d)    this Amendment has been duly authorized, executed and delivered by such Party; and

(e)    this Amendment is the legal, valid and binding obligation of such Party, and is enforceable against such Party in accordance with its terms.

8.    Brokerage Commissions. Except as may be set forth in one or more separate agreements between (i) Landlord and Landlord’s broker, or (ii) Landlord or Landlord’s broker and Tenant’s broker:

(a)    Landlord represents and warrants to Tenant that no claim exists for a brokerage commission, finder’s fee or similar fee in connection with this Amendment based on any agreement made by Landlord; and

(b)    Tenant represents and warrants to Landlord that no claim exists for a brokerage commission, finder’s fee or similar fee in connection with this Amendment based on any agreement made by Tenant.

Landlord shall indemnify, defend and hold harmless Tenant from and against any claim for a brokerage commission, finder’s fee or similar fee in connection with this Amendment based on an actual or alleged agreement made by Landlord. Tenant shall indemnify, defend and hold harmless Landlord from and against any claim for a brokerage commission, finder’s fee or similar fee in connection with this Amendment based on an actual or alleged agreement made by Tenant.

9.    Entire Agreement. The Lease, as amended by this Amendment, exclusively encompasses the entire agreement of the Parties, and supersedes all previous negotiations, understandings and agreements between the Parties, whether oral or written, including, without limitation, any oral discussions, letters of intent and email correspondence. The Parties acknowledge and represent, by their signatures below, that the Parties have not relied on any representation, understanding, information, discussion, assertion, guarantee, warranty, collateral contract or other assurance, except those expressly set forth in the Lease and this Amendment, made by or on behalf of any other Party or any other person whatsoever, prior to the execution of this Amendment. The Parties waive all rights and remedies, at law or in equity, arising or which may arise as the result of a Party’s reliance on such representation, understanding, information, discussion, assertion, guarantee, warranty, collateral contract or other assurance.

Ninth Amendment to Agreement of Lease

Investment Property Group, LLC / Medallion Bank

10.    General Provisions. In the event of any conflict between the provisions of the Lease and the provisions of this Amendment, the provisions of this Amendment shall control. Except as set forth in this Amendment, the Lease (which, by definition, includes all previous amendments) is ratified and affirmed in its entirety. This Amendment shall inure to the benefit of, and be binding on, the Parties and their respective successors and assigns. This Amendment shall be governed by, and construed and interpreted in accordance with, the laws (excluding the choice of laws rules) of the state of Utah. This Amendment may be executed in any number of duplicate originals or counterparts, each of which when so executed shall constitute in the aggregate but one and the same document. Each exhibit referred to in, and attached to, this Amendment is an integral part of this Amendment and is incorporated in this Amendment by this reference.

[Remainder of page intentionally left blank; signatures on following page]

Ninth Amendment to Agreement of Lease

Investment Property Group, LLC / Medallion Bank

THE PARTIES have executed this Amendment on the respective dates set forth below, to be effective as of the date first set forth above.

LANDLORD:

INVESTMENT PROPERTY GROUP, LLC,
a Utah limited liability company

By	/s/ Robert L. Galanis

Print or Type Name of Signatory:

Robert L. Galanis

Its Manager

Date 08-19-2019

TENANT:

MEDALLION BANK,
a Utah industrial bank

By	/s/ Justin Haley

Print or Type Name of Signatory:

Justin Haley

Its Senior Vice President

Date 8/20/2019

Ninth Amendment to Agreement of Lease

Investment Property Group, LLC / Medallion Bank